DST SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2014 FINANCIAL RESULTS

KANSAS CITY, MO (October 30, 2014) – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $100.0 million ($2.51 per diluted share) for the third quarter 2014 compared to $96.9 million ($2.23 per diluted share) for the third quarter 2013. Consolidated net income for the nine months ended September 30, 2014 was $338.2 million ($8.22 per diluted share) compared to $268.6 million ($6.03 per diluted share) for the nine months ended September 30, 2013.

Taking into account certain non-GAAP adjustments, consolidated net income was $61.2 million ($1.54 per diluted share) for third quarter 2014 compared to $52.8 million ($1.21 per diluted share) for third quarter 2013, and $158.2 million ($3.85 per diluted share) for the nine months ended September 30, 2014 compared to $144.1 million ($3.24 per diluted share) for the nine months ended September 30, 2013.

“Our third quarter operating revenue and EPS continue to reflect the strong growth of our business initiatives and the increased value we are creating for our shareholders,” said Steve Hooley, Chairman, CEO and President of DST.  “We remain focused on making investments in our core operations to further enhance our customers’ experience and the value we can bring to the markets that we serve. We also remain committed to reducing costs in areas of our business that have seen changes in the business climate.  We believe these activities will position our Company well to take advantage of future opportunities for growth.”

Consolidated Financial Highlights

Operating Results

Third quarter 2014 diluted earnings per share of $1.54 increased $0.33 or 27.3% from third quarter 2013, taking into account non-GAAP adjustments, principally from the following:

•	Consolidated operating revenues (excluding out-of-pocket reimbursements) increased $30.3 million or 6.3% to $510.5 million, as compared to third quarter 2013.

•	Consolidated income from operations increased $4.6 million or 5.6% to $86.4 million, as compared to third quarter 2013.

•	Equity in earnings of unconsolidated affiliates increased $8.1 million to $10.2 million, as compared to third quarter 2013.

•
The tax rate for third quarter 2014 was 33.7%, a decrease as compared to 36.4% in third quarter 2013, primarily due to an increase in the proportion of earnings related to international operations in 2014.

•
Weighted average diluted shares outstanding for third quarter 2014 were 39.8 million, a decrease of 3.7 million shares or 8.5% from third quarter 2013, primarily as a result of share repurchases during the fourth quarter 2013 and throughout 2014.

Monetization and Share Repurchase Activity

•
DST received $100.0 million of pretax cash proceeds from the monetization of investment assets during third quarter 2014, consisting of $59.2 million from sales of marketable securities (including $54.4 million from the sale of 756,200 shares of State Street Corporation), $32.1 million from the sale of real estate assets and $8.7 million from private equity investment distributions.

•
During the third quarter 2014, the Company spent $92.1 million to repurchase approximately 1.0 million shares of DST common stock. This leaves approximately $157.9 million remaining under DST’s existing share repurchase plan.

Restructuring Initiatives

As a result of market changes which have impacted DST’s service offerings to clients, including lower registered account processing, DST has implemented a restructuring initiative to reduce its workforce and consolidate certain facilities to enhance operational efficiency within the Financial Services and Customer Communications Segments. As a result of this restructuring initiative, the Company incurred pretax charges during the third quarter 2014 of $6.4 million ($5.6 million in Financial Services and $0.8 million in Customer Communications) and anticipates an additional pretax charge in fourth quarter 2014 of approximately $7.5 million ($4.0 million in Financial Services and $3.5 million in Customer Communications) associated with the actions taken during the third quarter. The Company anticipates this restructuring initiative will result in annual pretax operating cost savings of approximately $13.0 million to $15.0 million, of which approximately 75% is expected to be realized in the Financial Services Segment operations and the remaining will be realized within the Customer Communications Segment.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items.”

Segment Results

Financial Services Segment

Operating revenues for the Financial Services Segment (excluding out-of-pocket reimbursements) for third quarter 2014 increased $18.1 million or 7.3% to $266.9 million as compared to third quarter 2013. The increase in operating revenues was primarily driven from net positive fund flows and favorable market conditions which have contributed to the growth of assets under management within the ALPS proprietary funds and increases in other ALPS distribution and service revenues. Increased software license revenues of $3.1 million in third quarter 2014 also contributed to the increase in operating revenues as compared to third quarter 2013 primarily from higher international investment management software revenues recognized during third quarter 2014. Operating revenues also increased due to organic and new client growth within Brokerage Solutions and Retirement Solutions and higher professional services fees for the implementation and configuration of new wealth management clients. These operating revenue increases continue to be partially offset by declines in mutual fund registered shareowner account processing due to lower registered accounts, primarily as a result of subaccounting conversions.

Financial Services Segment income from operations increased $0.5 million or 0.9% during third quarter 2014 to $56.7 million as compared to third quarter 2013. The increase was primarily from the higher operating revenues discussed above partially offset by increased processing costs to support the incremental revenues as well as higher costs associated with new business initiatives as DST expands its ALPS asset gathering business and make investments to further develop the Applied Analytics and Brokerage Solutions service offerings. Operating margin for third quarter 2014 was 21.2% as compared to 22.6% in 2013. Excluding deferred compensation costs (which are offset within other income), the operating margin was 21.1% for third quarter 2014 as compared to 23.8% for third quarter 2013.

Total mutual fund shareowner accounts decreased by 0.7 million to 97.8 million accounts during third quarter 2014. Registered shareowner accounts processed at September 30, 2014 were 69.4 million, a decrease of 1.5 million accounts from June 30, 2014 and a decrease of 2.3 million accounts from September 30, 2013. For the nine months ended September 30, 2014, 2.1 million registered accounts have converted to subaccounts. Conversions of registered accounts to subaccounts are currently estimated to be at the low end or slightly below the Company’s previous guidance of three to four million accounts in 2014. Conversion of registered accounts to subaccounts during 2015 is currently estimated to be four to five million accounts. The number of accounts estimated to convert from various DST platforms is based upon information obtained from clients. There are a variety of factors that affect the number and timing of registered accounts converted to subaccounts.

Healthcare Services Segment

Healthcare Services Segment operating revenues (excluding out-of-pocket reimbursements) during third quarter 2014 increased $14.8 million or 18.3% to $95.5 million as compared to third quarter 2013. The improvement in operating revenue is primarily due to increased medical claims transaction volumes from existing and new clients and higher business process outsourcing revenues. Pharmacy claims processing revenues also contributed to the increased operating revenues principally due to Medicare, Medicaid and healthcare exchange member growth at existing clients. Additionally, revenues were higher than the prior year as a result of increases in discount card services and other ancillary services and some acceleration of seasonal activity which historically has occurred in the fourth quarter.

Healthcare Services Segment income from operations increased $4.2 million or 36.8% during third quarter 2014 to $15.6 million primarily due to higher operating revenues, partially offset by increased staffing costs incurred to complete new client implementations and to service the increased transaction volumes. Operating margin for third quarter 2014 was 16.3% as compared to 14.1% in the third quarter 2013.

Customer Communications Segment

Customer Communications Segment operating revenues (excluding out-of-pocket reimbursements) were $159.1 million in third quarter 2014, a decrease of $1.4 million from third quarter 2013. North America operating revenues decreased $3.3 million, or 2.9%, to $111.9 million in third quarter 2014 primarily from reduced volumes, partially offset by higher electronic solutions and postal service solutions revenues. U.K. operating revenues increased $1.9 million, or 4.2%, to $47.2 million in third quarter 2014, primarily from higher volumes from new and existing clients and favorable foreign currency exchange rates movement.

Customer Communications Segment income from operations decreased $0.2 million during third quarter 2014 to $12.8 million. Operating income in North America decreased $0.3 million to $12.6 million and operating income in the U.K. increased $0.1 million to $0.2 million as compared to the same period in 2013. Lower operating revenues in North America were partially offset by reduced costs from lower variable expenses and attainment of postal operating efficiencies. The increase in U.K. operating income is the result of higher revenues and lower depreciation partially offset by higher operating costs due to increased variable costs associated with higher volumes and timing of variable compensation as compared to the same period in 2013. Customer Communications Segment operating margin for third quarter 2014 was 8.0% as compared to 8.1% in 2013. North America operating margin was 11.3% in third quarter 2014 as compared to 11.2% in third quarter 2013, while the U.K. operating margin was 0.4% in third quarter 2014 as compared to 0.2% in third quarter 2013.

During the third quarter 2014, the Company signed a new Customer Communications client in North America which is anticipated to result in approximately 24 million packages on an annual basis once fully transitioned. During the third quarter, DST began processing new volumes for this client and will continue to transition additional applications throughout 2015.

Investments and Other Segment

Investments and Other Segment operating revenues for third quarter 2014 increased $0.3 million, or 2.1%, as compared to third quarter 2013. Investments and Other Segment income from operations increased $0.1 million during third quarter 2014 to $3.5 million primarily from higher occupancy revenues and lower depreciation expense partially offset by higher occupancy costs.

The Company expects a decline in the Investments and Other Segment operating revenues beginning in the fourth quarter 2014 as a result of the sale of real estate assets which were occupied by third parties. The real estate sold during the third quarter 2014 represented approximately 40% of DST’s wholly-owned U.S. real estate facilities occupied by third parties or vacant as of December 31, 2013 (excluding the underground storage facility).

Other Financial Results

Equity in earnings (losses) of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings (losses) of unconsolidated affiliates (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
BFDS	$1.5	$1.8	$4.5	$5.0
IFDS	7.2	(0.7)	10.3	2.6
Other	1.5	1.0	4.7	3.9
	$10.2	$2.1	$19.5	$11.5

Overall equity in earnings of unconsolidated affiliates increased primarily from increased earnings from IFDS. The remaining increase in equity in earnings is the result of higher earnings from real estate and other investments, partially offset by lower earnings from BFDS. BFDS equity in earnings declined from third quarter 2013 primarily due to lower shareowner processing revenues associated with reduced levels of accounts serviced partially offset by higher earnings from other ancillary services.

The increase in IFDS equity in earnings from third quarter 2013 is primarily the result of revenues recognized related to the ongoing conversion activities of the previously announced new wealth management clients in the U.K. These multi-year implementation efforts for the two new clients are continuing to progress and are expected to be completed in phases. Earnings will continue to be impacted by the rate of progress related to the conversions and therefore may not be consistent period to period throughout the implementation and conversion process. IFDS continues to incur significant costs to develop the new wealth management platform for the U.K market and expand its infrastructure to prepare for the addition of these new clients and associated services offerings.

Use of Non-GAAP Financial Information

In addition to reporting financial information on a GAAP basis, DST has disclosed non-GAAP financial information which has been reconciled to the corresponding GAAP measures in the following financial schedules titled “Reconciliation of Reported Results to Non-GAAP Results.”  In making these adjustments to determine the non-GAAP results, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature.  Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs, and other similar items.  Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.  Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis.  The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods.  DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures.  Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s financial information calculated in accordance with GAAP.  Therefore, management typically uses non-GAAP measures in conjunction with GAAP results.  These factors should be considered when evaluating DST’s results.

* * * * *

Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Operating revenues	$510.5	$480.2	$1,525.3	$1,460.5
Out-of-pocket reimbursements	169.0	171.6	517.5	530.8

Total revenues	679.5	651.8	2,042.8	1,991.3

Costs and expenses	563.3	531.4	1,723.1	1,657.3
Depreciation and amortization	33.4	34.1	97.5	100.4

Income from operations	82.8	86.3	222.2	233.6

Interest expense	(6.4)	(8.4)	(20.0)	(27.3)
Other income, net	57.5	73.4	282.3	175.0
Equity in earnings of unconsolidated affiliates	10.2	3.8	25.2	18.9

Income before income taxes	144.1	155.1	509.7	400.2
Income taxes	44.1	58.2	171.5	131.6

Net income	$100.0	$96.9	$338.2	$268.6

Weighted average common shares outstanding	39.5	42.9	40.7	43.6
Weighted average diluted shares outstanding	39.8	43.5	41.2	44.5

Basic earnings per share	$2.53	$2.26	$8.30	$6.16
Diluted earnings per share	$2.51	$2.23	$8.22	$6.03

Cash dividends per share of common stock	$0.30	$0.30	$0.90	$0.90

DST SYSTEMS, INC.
SEGMENT FINANCIAL INFORMATION
(In millions) (Unaudited)

	Three Months Ended September 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$254.4	$95.5	$156.7	$3.9	$—	$510.5
Intersegment operating revenues	12.5	—	2.4	11.0	(25.9)	—
Out-of-pocket reimbursements	11.3	1.9	158.6	—	(2.8)	169.0
Total revenues	278.2	97.4	317.7	14.9	(28.7)	679.5
Costs and expenses	210.7	73.1	296.2	9.2	(25.9)	563.3
Depreciation and amortization	17.6	4.7	9.5	2.2	(0.6)	33.4
Income from operations	$49.9	$19.6	$12.0	$3.5	$(2.2)	$82.8

Capital expenditures	$16.2	$2.8	$6.2	$0.4	$—	$25.6

	Three Months Ended September 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$237.1	$80.7	$158.8	$3.6	$—	$480.2
Intersegment operating revenues	11.7	—	1.7	11.0	(24.4)	—
Out-of-pocket reimbursements	8.8	1.5	163.1	0.1	(1.9)	171.6
Total revenues	257.6	82.2	323.6	14.7	(26.3)	651.8
Costs and expenses	187.0	66.0	297.2	4.6	(23.4)	531.4
Depreciation and amortization	16.2	4.8	10.9	2.9	(0.7)	34.1
Income from operations	$54.4	$11.4	$15.5	$7.2	$(2.2)	$86.3

Capital expenditures	$13.8	$2.6	$4.1	$0.5	$—	$21.0

	Nine Months Ended September 30, 2014
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$753.3	$280.4	$480.4	$11.2	$—	$1,525.3
Intersegment operating revenues	36.6	—	6.8	32.6	(76.0)	—
Out-of-pocket reimbursements	37.6	4.9	482.8	0.1	(7.9)	517.5
Total revenues	827.5	285.3	970.0	43.9	(83.9)	2,042.8
Costs and expenses	638.2	232.9	900.8	27.0	(75.8)	1,723.1
Depreciation and amortization	50.9	14.4	27.9	6.2	(1.9)	97.5
Income from operations	$138.4	$38.0	$41.3	$10.7	$(6.2)	$222.2

Capital expenditures	$50.2	$7.5	$20.1	$1.0	$—	$78.8

	Nine Months Ended September 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total
Operating revenues	$713.5	$242.7	$492.8	$11.5	$—	$1,460.5
Intersegment operating revenues	32.8	—	5.7	31.8	(70.3)	—
Out-of-pocket reimbursements	31.9	4.2	500.2	0.1	(5.6)	530.8
Total revenues	778.2	246.9	998.7	43.4	(75.9)	1,991.3
Costs and expenses	577.2	202.8	923.0	22.1	(67.8)	1,657.3
Depreciation and amortization	47.5	14.2	32.7	8.0	(2.0)	100.4
Income from operations	$153.5	$29.9	$43.0	$13.3	$(6.1)	$233.6

Capital expenditures	$40.6	$8.7	$16.1	$3.2	$—	$68.6

DST SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$87.5	$62.5
Funds held on behalf of clients	300.7	316.3
Client funding receivable	40.2	50.2
Accounts receivable	353.4	343.4
Other assets	56.5	70.0
	838.3	842.4

Investments	733.0	881.3
Unconsolidated affiliates	296.7	288.1
Properties	407.9	445.2
Intangible assets	126.1	137.4
Goodwill	423.3	423.7
Other assets	63.6	72.4
Total assets	$2,888.9	$3,090.5

LIABILITIES AND EQUITY
Current liabilities
Current portion of debt	$268.7	$283.6
Client funds obligations	340.9	366.5
Accounts payable	83.2	86.7
Accrued compensation and benefits	151.6	154.3
Deferred revenues and gains	68.3	71.6
Income taxes payable	8.5	—
Other liabilities	102.2	110.1
	1,023.4	1,072.8

Long-term debt	343.4	399.4
Income taxes payable	132.6	124.2
Deferred income taxes	204.2	255.4
Other liabilities	34.9	54.9
Total liabilities	1,738.5	1,906.7

Stockholders’ equity	1,150.4	1,183.8
Total liabilities and stockholders’ equity	$2,888.9	$3,090.5

Common shares outstanding	38.7	41.8

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Three Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$510.5	$82.8	$144.1	$100.0	$2.51
Adjusted to remove:
Employee termination expenses - Financial Services	—	6.8	6.8	4.2	0.11
Employee termination expenses - Customer Communications	—	0.8	0.8	0.5	0.01
Loss accrual reversal - Healthcare Services (1)	—	(4.0)	(4.0)	(4.7)	(0.12)
Net gain on securities and other investments (2)	—	—	(55.4)	(34.3)	(0.86)
Income tax items (6)	—	—	—	(4.5)	(0.11)
Adjusted Non-GAAP results	$510.5	$86.4	$92.3	$61.2	$1.54

	2013
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$480.2	$86.3	$155.1	$96.9	$2.23
Adjusted to remove:
Employee termination expenses - Financial Services	—	1.8	1.8	1.3	0.03
Net gain on sale of real estate - Investments & Other (7)	—	(3.8)	(3.8)	(2.4)	(0.05)
Settlement of leased facility obligation - Customer Communications (8)	—	(2.5)	(2.5)	(2.5)	(0.06)
Net gain on securities and other investments (2)	—	—	(65.9)	(40.8)	(0.95)
Net gain from unconsolidated affiliates (5)	—	—	(1.7)	0.3	0.01
Adjusted Non-GAAP results	$480.2	$81.8	$83.0	$52.8	$1.21

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO NON-GAAP RESULTS
Nine Months Ended September 30,
(Unaudited - in millions, except per share amounts)

	2014
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$1,525.3	$222.2	$509.7	$338.2	$8.22
Adjusted to remove:
Employee termination expenses - Financial Services	—	9.8	9.8	6.1	0.15
Employee termination expenses - Customer Communications	—	1.1	1.1	0.7	0.02
Advisory and other transaction costs - Financial Services (3)	—	5.6	5.6	3.5	0.09
Loss accrual reversal - Healthcare Services (1)	—	(4.0)	(4.0)	(4.7)	(0.11)
Gain on contract to repurchase common stock (4)	—	—	(18.1)	(18.1)	(0.44)
Net gain on securities and other investments (2)	—	—	(254.8)	(157.8)	(3.84)
Net gain from unconsolidated affiliates (5)	—	—	(5.7)	(3.6)	(0.09)
Income tax items (6)	—	—	—	(6.1)	(0.15)
Adjusted Non-GAAP results	$1,525.3	$234.7	$243.6	$158.2	$3.85

	2013
	Operating	Operating	Pretax	Net	Diluted
	Revenue	Income	Income	Income	EPS
Reported GAAP results	$1,460.5	$233.6	$400.2	$268.6	$6.03
Adjusted to remove:
Employee termination expenses - Financial Services	—	3.5	3.5	2.4	0.05
Contract termination payment - Financial Services	(6.0)	(6.0)	(6.0)	(3.7)	(0.08)
Loss accrual - Healthcare Services (1)	—	2.5	2.5	2.5	0.06
Net gain on sale of real estate - Investments & Other (7)	—	(3.8)	(3.8)	(2.4)	(0.05)
Settlement of leased facility obligation - Customer Communications (8)	—	(2.5)	(2.5)	(2.5)	(0.06)
Net gain on securities and other investments (2)	—	—	(161.3)	(99.9)	(2.24)
Net gain from unconsolidated affiliates (5)	—	—	(7.4)	(4.6)	(0.10)
Income tax items (6)	—	—	—	(16.3)	(0.37)
Adjusted Non-GAAP results	$1,454.5	$227.3	$225.2	$144.1	$3.24

Note: See the “Use of Non-GAAP Financial Information” section for management’s reasons for providing non-GAAP financial information.

Descriptions of Non-GAAP Adjustments

(1)
Contingent loss accruals are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item. An estimated loss accrual was recorded in 2011 for $3.5 million for a previously disclosed regulatory inquiry regarding the processing of certain pharmacy claims during the period 2006 to 2009 in the Healthcare Services Segment. In 2013, an incremental loss accrual of $2.5 million was recorded for this matter. This regulatory inquiry was resolved during third quarter 2014 for $2.0 million resulting in the reversal of $4.0 million previously accrued in excess of the settlement amount. Upon resolution of this matter, a tax benefit was recorded in third quarter 2014 as the majority of the settlement payment will be deductible for tax purposes.

(2)
Net gain on securities and other investments is comprised of net realized gains from sales of available-for-sale securities, other than temporary impairments on available-for-sale securities and net gains on private equity funds and other investments. These net gains were recorded in the Condensed Consolidated Statement of Income within the Other income, net line item.

(3)
Advisory and other transaction costs incurred in connection with a matter involving a significant shareholder are recorded in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(4)
DST recorded a gain of $18.1 million on the contract to repurchase 2.4 million shares of DST common stock resulting from the change in stock price between the date the share repurchase price became fixed and the settlement date. This gain was recorded in the Condensed Consolidated Statement of Income within the Other income, net line item. There is no income tax expense associated with this income as the gain is related to the repurchase of the Company’s own stock.

(5)
The net gain from unconsolidated affiliates are included in the Condensed Consolidated Statement of Income within the Equity in earnings of unconsolidated affiliates line item. The net gain recorded in 2013 relates to the sale of an unconsolidated affiliate by IFDS ($6.3 million) and BFDS ($1.1 million). During the third quarter 2013, IFDS U.K. adjusted their estimated tax obligation related to the gain on sale which resulted in increased earnings at IFDS U.K., and a corresponding increase in income tax expense at DST. During 2014, the net gain from unconsolidated affiliates relates to the sale of DST’s investment in an unconsolidated affiliate ($5.7 million).

(6)
Income tax items relate to benefits from historical domestic manufacturing deductions, research and experimentation credits and other similar items. These items are included in the Condensed Consolidated Statement of Income within the Income taxes line item.

(7)
Gains on sale of real estate assets are reflected net of impairments taken on the carrying value of real estate assets. The Company recorded impairment charges of $0.4 million during the three and nine months ended September 30, 2013 related to real estate not currently utilized in the Company’s operations. The impairment charges are included in the Condensed Consolidated Statement of Income within the Depreciation and amortization expense line item. The gain on sale of real estate of $4.2 million during the three and nine months ended September 30, 2013 is included in the Condensed Consolidated Statement of Income within the Costs and expenses line item.

(8)
During 2012, the Company recorded a liability for the estimated leased facilities abandonment costs associated with properties not used in the U.K. Customer Communications operations. Subsequently in 2013, a lease obligation was extinguished resulting in the reversal of a portion of the remaining liability.

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	September 30, 2014	December 31, 2013	September 30, 2013
U.S. mutual fund shareowner accounts processed:
Registered accounts - non tax-advantaged	29.8	30.6	30.9
Registered accounts - tax-advantaged	39.6	40.6	40.8
	69.4	71.2	71.7
Subaccounts	28.4	25.7	24.3
Total	97.8	96.9	96.0

International mutual fund shareowner accounts processed:
IFDS U.K.	11.1	10.2	10.0
IFDS L.P. (Canada)	12.5	11.6	11.6

Defined contribution participant accounts	6.9	6.9	6.7

ALPS (in billions of U.S. dollars):
Assets Under Management	$15.4	$11.8	$10.7
Assets Under Administration	$173.6	$147.7	$125.2

Automatic Work Distributor workstations (in thousands)	212.0	209.7	209.1

DST Health Solutions covered lives	24.1	23.5	23.6

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Argus pharmacy paid claims	122.7	110.9	359.7	330.0

Customer Communications images produced:
North America	2,073.9	2,362.9	6,353.5	7,268.8
United Kingdom	493.3	494.0	1,590.6	1,525.0
Total	2,567.2	2,856.9	7,944.1	8,793.8

Customer Communications packages mailed:
North America	445.2	546.2	1,385.5	1,686.9
United Kingdom	215.8	191.2	616.8	545.7
Total	661.0	737.4	2,002.3	2,232.6

DST SYSTEMS, INC.
STATISTICAL INFORMATION
(Unaudited - in millions, except as noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Changes in registered accounts:
Beginning balance	70.9	73.3	71.2	75.7
New client conversions	—	—	—	0.3
Subaccounting conversions to DST platforms	(0.4)	(0.4)	(0.4)	(1.5)
Subaccounting conversions to non-DST platforms	(0.8)	(1.0)	(1.7)	(3.0)
Conversions to non-DST platforms	(0.6)	—	(0.7)	(0.2)
Organic growth (decline)	0.3	(0.2)	1.0	0.4
Ending balance	69.4	71.7	69.4	71.7

Changes in subaccounts:
Beginning balance	27.6	22.4	25.7	12.4
New client conversions	—	—	—	5.7
Conversions from non-DST registered platforms	0.1	0.3	0.7	0.9
Conversions from DST’s registered accounts	0.4	0.4	0.4	1.5
Organic growth	0.3	1.2	1.6	3.8
Ending balance	28.4	24.3	28.4	24.3

Defined contribution participant accounts:
Beginning balance	6.7	6.5	6.9	6.1
New client conversions	—	—	0.3	1.3
Organic growth (decline)	0.2	0.2	(0.3)	(0.7)
Ending balance	6.9	6.7	6.9	6.7

Contact:
Gregg Wm. Givens
Senior Vice President, Chief Financial Officer and Treasurer
DST Systems, Inc.
333 West 11th Street
Kansas City, MO 64105-1594
(816) 435-5503